UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K
__________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2019
Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway		64117
North Kansas City,	Missouri
(Address of Principal Executive Offices)		(Zip Code)
(816) 221-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On November 5, 2019, Cerner Corporation, a Delaware corporation (the “Company”), entered into a Second Amendment (the “Amendment”) to Third Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) with a syndicate of lenders identified in the Credit Agreement. U.S. Bank National Association acts as administrative agent (the “Administrative Agent”) under the Credit Agreement.

Pursuant to the Amendment, the Company exercised its right to increase the total revolving credit commitments under the Credit Agreement by $300 million to $1 billion and PNC Bank, National Association was added as an additional lender under the Credit Agreement. In addition, the Amendment clarified and modified certain representations and covenants as more fully set forth therein.

The Credit Agreement provides for an unsecured five-year revolving credit facility and includes: (a) a revolving credit loan facility of up to $1 billion at any time outstanding, and (b) a letter of credit facility of up to $100 million at any time outstanding (which is a sub-facility of the $1 billion revolving credit loan facility). The Credit Agreement also includes an accordion feature allowing an increase of the credit facility of up to an additional $200 million ($1.2 billion in the aggregate) at any time outstanding, subject to the satisfaction of specified conditions. As of the date of the Amendment, $600 million was outstanding under the Credit Agreement, in addition to letters of credit. Pricing under the Credit Agreement remained the same. The Company is required to pay certain fees in connection with the Credit Agreement. In addition, the Company must pay commitment fees on a quarterly basis with respect to the unutilized portion of the commitments under the Credit Agreement, and the Company is required to pay certain fees to the Administrative Agent for administrative services.

The Credit Agreement contains customary representations and warranties, covenants, and events of default. Amounts outstanding under the Credit Agreement may be accelerated upon the occurrence of an event of default. The proceeds of any Loans under the Credit Agreement are expected to be used for working capital and for general corporate purposes, including without limitation in connection with permitted Acquisitions and our previously disclosed share repurchase program.

Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement. The above description is qualified in its entirety by reference to the Amendment, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the Credit Agreement, filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on November 3, 2015, as amended by that certain First Amendment to Third Amended and Restated Credit agreement, filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 7, 2019, which are incorporated herein by reference.

The representations, warranties and covenants contained in the Credit Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Master Note Agreement

On November 11, 2019, the Company entered into a Master Note Agreement (the “Shelf Agreement”) with the Purchasers listed therein, pursuant to which the Company may issue and sell up to an aggregate principal amount of $1,050,000,000 of unsecured senior promissory notes (“Notes”) over a three year period. The Notes issued under the Shelf Agreement will be priced based on real-time quotes for treasuries and credit spreads at the time of issuance and will either be Fixed Rate Notes or Floating Rate Notes, depending on the terms agreed to between the Company and the Purchasers. The Fixed Rate Notes will accrue interest on the unpaid balance thereof at the agreed upon interest rates, and the Floating Rate Notes will accrue interest on the unpaid balance thereof at a floating rate equal to the LIBOR rate, plus the Floating Rate Note Margin from time to time. The Notes will mature no more than 10 years after the date of original issuance. The Company will apply the proceeds of the sale of the Notes for general corporate purposes.

The Company may, at its option, prepay at any time all, or from time to time any part of, the Fixed Rate Notes, in an amount not less than $5,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount.

The Company may, at its option, prepay at any time all, or from time to time any part of, the Floating Rate Notes, in an amount not less than $5,000,000 in the aggregate in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Prepayment Premium, if any, determined for the prepayment date with respect to such principal amount and if such prepayment is to occur on any date other than an interest payment date, the LIBOR Breakage Amount, if any.

Upon a Change of Control or a Control Event, the Company is required to offer to prepay the Notes, which would require payment at 100% of the principal amount of such Notes, plus interest on such Notes accrued to the date of prepayment.

Upon certain Events of Default, and in certain cases after satisfaction of declaration or notice requirements, the Notes may become immediately due and payable.

The Shelf Agreement contains customary representations and warranties of the parties; negative covenants by the Company related to the financial condition of the Company (specifically, a leverage ratio and interest coverage ratio); limitations and restrictions on priority debt, liens, mergers, consolidations, the sale of assets, and transactions with Affiliates; financial and business information commitments by the Company; and closing provisions.

The Notes will be sold to accredited investors in private offerings exempt from registration under the Securities Act of 1933, as amended.

Capitalized terms used but not defined herein shall have the meanings set forth in the Shelf Agreement. The foregoing description of the Shelf Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Shelf Agreement and the transactions contemplated thereby. The above description is qualified in its entirety by reference to the Shelf Agreement, which is filed as Exhibit 10.4 to this current report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Shelf Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 with respect to the terms of, and the financial obligations created by, the Credit Agreement and the Shelf Agreement.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits

Exhibit Number	Description

10.1
Second Amendment to Third Amended and Restated Credit Agreement dated November 5, 2019 among Cerner Corporation, U.S. Bank National Association, Commerce Bank N.A., Bank of America, N.A. and PNC Bank, National Association.

10.2
First Amendment to Third Amended and Restated Credit Agreement dated May 6, 2019 among Cerner Corporation, U.S. Bank National Association, Commerce Bank N.A., and Bank of America, N.A. is incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 7, 2019.

10.3
Third Amended and Restated Credit Agreement dated October 30, 2015 among Cerner Corporation, U.S. Bank National Association, Commerce Bank N.A., and Bank of America, N.A. is incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on November 3, 2015.

10.4	Master Note Agreement dated November 11, 2019, between Cerner Corporation and the Purchasers listed therein

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: November 12, 2019	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer